EXHIBIT 99.2

FOR IMMEDIATE RELEASE

Investor and Analyst Contact:	Media Contact:
Jeffrey S. Beyersdorfer	Gary Hanson
(602) 286-1530	(602) 286-1777

WESTERN REFINING ISSUES NOTICE OF SETTLEMENT FOR CONVERSIONS OF
5.75% CONVERTIBLE SENIOR NOTES DUE 2014

EL PASO, Texas - March 7, 2014 - Western Refining, Inc. (NYSE:WNR) today issued a notice (the “Notice”) to holders of the Company’s 5.75% Convertible Senior Notes due 2014 (the “Securities”) informing them of the Company’s election, with respect to all conversions of Securities requested by holders on or after March 20, 2014, to settle conversions of the Securities through the delivery of shares of the Company’s common stock, par value $0.01 per share (and cash in lieu of any fractional shares), pursuant to the terms of the indenture governing the Securities.

At the current conversion rate of 105.2394 for each $1,000 of principal amount of the Securities, the Company expects to deliver 22,630,154 shares of common stock to satisfy conversions. The conversion rate is subject to further adjustment prior to maturity of the Securities, and therefore the number of shares of common stock the Company delivers may change. Through December 31, 2013, Western had purchased approximately 11.4 million shares of common stock under its share repurchase programs that may be used to settle the conversion of the Securities. The Company has an additional $265 million remaining in authorized expenditures for share repurchases.

This press release does not constitute the Notice described above. All statements herein regarding the terms of the Notice are qualified in their entirety by reference to the text of the Notice.

Cautionary Statement on Forward-Looking Statements
This press release contains forward-looking statements which are protected as forward looking statements under the Private Litigation Securities Reform Act of 1995. The forward-looking statements contained herein include statements about the anticipated method for settling the Company’s 5.75% Convertible Senior Notes due 2014, including the conversion rate and number of shares that are anticipated to be issued to satisfy conversions, and the possible repurchases of shares under the share repurchase program. These statements are subject to the general risks inherent in the Company's business and its expectations may or may not be realized. Some of the Company's expectations may be based upon assumptions or judgments that prove to be incorrect. In addition, the Company's business and operations involve numerous risks and uncertainties, many of which are beyond its control that could materially affect the Company's financial condition, results of operations and cash flows. Additional information relating to the uncertainties affecting the Company's business is contained in its filings with the Securities and Exchange Commission to which you are referred. The forward-looking statements are only as of the date made, and the Company does not undertake any obligation to (and expressly disclaims any obligation to) update any forward looking statements to reflect events or circumstances after the date such statements were made, or to reflect the occurrence of unanticipated events.

About Western Refining
Western Refining, Inc. is an independent refining and marketing company headquartered in El Paso, Texas. The refining segment operates refineries in El Paso, and Gallup, New Mexico. The wholesale segment includes a fleet of crude oil and finished product truck transports, and wholesale petroleum products operations in Arizona, California, Colorado, Georgia, Maryland, Nevada, New Mexico, Texas, and Virginia. The retail segment includes retail service stations and convenience stores in Arizona, Colorado, New Mexico, and Texas.

Western Refining, Inc. also owns the general partner and approximately 65% of the limited partnership interest of Western Refining Logistics, LP (NYSE:WNRL) and the general partner and approximately 39% of the limited partnership interest in Northern Tier Energy LP (NYSE:NTI).

More information about Western Refining is available at www.wnr.com.